UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  October 10, 2003


                      HALLMARK FINANCIAL SERVICES, INC.
                      ---------------------------------
            (Exact name of registrant as specified in its charter)



            Nevada                  0-16090                87-0447375
 ----------------------------     -----------          -------------------
 (State or other jurisdiction     (Commission             (IRS Employer
       of incorporation)          File Number)         Identification No.)



   777 West Main Street, Suite 1000, Fort Worth, Texas           76102
   ---------------------------------------------------        ----------
        (Address of principal executive offices)              (Zip Code)



    Registrant's telephone number, including area code:  (817) 348-1600



                                Not Applicable
        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)

 Item 4.  Changes in Registrant's Certifying Accountant.

      On October 10, 2003, the Registrant dismissed PricewaterhouseCoopers LLP ("PWC") as its independent accountants and retained KPMG LLP ("KPMG") as its new independent accountants to audit the Registrant's financial statements for the fiscal year ended December 31, 2003. The decision to change independent accountants was approved by the Audit Committee of the Registrant.

      PWC's reports on the Registrant's financial statements for the fiscal years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Registrant's two most recent fiscal years and through October 10, 2003, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to PWC's satisfaction, would have caused them to make reference thereto in connection with their reports on the Registrant's financial statements.

      During the Registrant's two most recent fiscal years and through October 10, 2003, there have been no reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B.

      During the Registrant's two most recent fiscal years and through October 10, 2003, the Registrant has not consulted with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

      The Registrant has provided PWC with a copy of the foregoing disclosures and has requested that PWC review such disclosures and provide a letter addressed to the Securities and Exchange Commission stating whether they agree with such statements. A copy of PWC's letter in response to such request is attached hereto as Exhibit 16.


 Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

 (c)      Exhibits.

          16 Letter from PricewaterhouseCoopers LLP to Securities and Exchange Commission dated October 15, 2003.



                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               HALLMARK FINANCIAL SERVICES, INC.


 Date:  October 17, 2003       By: /s/ Scott K. Billings
                               ----------------------------------------------
                               Scott K. Billings, Its Chief Financial Officer